Exhibit d(vii) under Form N-1A
                                                   Exhibit 10 under Item 601/S-K

                        Federated World Investment Series, Inc.

                                SUB-ADVISORY AGREEMENT

      THIS AGREEMENT is made between Federated Global Investment Management Corp., a Delaware business corporation (hereinafter referred to as "Adviser") and Federated Investment Management Company, a Delaware business trust located in Pittsburgh, Pennsylvania (hereinafter referred to as the "Sub-Adviser").

                                      WITNESSETH:

      That the parties hereto, intending to be legally bound hereby agree as follows:

      1. Sub-Adviser hereby agrees to furnish to Adviser in its capacity as investment adviser to the Federated Global Equity Fund (the "Fund"), a portfolio of the Federated World Investment Series, Inc. ("Corporation"), such investment advice, statistical and other factual information, as may from time to time be reasonably requested by Adviser for the Fund which may be offered in one or more classes of shares ("Classes").

2. For its services under this Agreement, Sub-Adviser shall receive from Adviser an annual fee ("the Sub-Advisory Fee"), as set forth in the exhibits hereto.

      The Sub-Adviser may from time to time and for such periods as it deems appropriate, reduce its compensation (and, if appropriate, assume expenses of the Fund or Class of the Fund) to the extent that the Fund's expenses exceed such lower expense limitation as the Sub-Adviser may, by notice to the Corporation on behalf of the Fund, voluntarily declare to be effective.

      3. This Agreement shall begin for the Fund on the date that the parties execute an exhibit to this Agreement relating to such Fund and shall continue in effect for the Fund for two years from the date of its execution and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Directors of the Corporation, including a majority of the Directors who are not parties to this Agreement or interested persons of any such party (other than as Directors of the Corporation) cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified the Corporation in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year thereafter that it does not desire such continuation with respect to the Fund.

      4. Notwithstanding any provision in this Agreement, it may be terminated at any time without the payment of any penalty: (a) by the Directors of the Corporation or by a vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act of 1940 (the "Act") of the Fund on sixty (60) days' written notice to Adviser; (b) by Sub-Adviser or Adviser upon 120 days' written notice to the other party to the Agreement.

      5.    This Agreement shall automatically terminate:
            (a)   in the event of its assignment (as defined in the Act); or
            (b) in the event of termination of the Investment Advisory Contract for any reason whatsoever.

      6. So long as both Adviser and Sub-Adviser shall be legally qualified to act as an investment adviser to the Fund, neither Adviser nor Sub-Adviser shall act as an investment adviser (as such term is defined in the Act) to the Fund except as provided herein and in the Investment Advisory Contract or in such other manner as may be expressly agreed between Adviser and Sub-Adviser.

      Provided, however, that if the Adviser or Sub-Adviser shall resign prior to the end of any term of this Agreement or for any reason be unable or unwilling to serve for a successive term which has been approved by the Directors of the Corporation pursuant to the provisions of Paragraph 3 of this Agreement or Paragraph 6 of the Investment Advisory Contract, the remaining party, Sub-Adviser or Adviser as the case may be, shall not be prohibited from serving as an investment adviser to such Fund by reason of the provisions of this Paragraph 6.

      7. This Agreement may be amended from time to time by agreement of the parties hereto provided that such amendment shall be approved both by the vote of a majority of Directors of the Corporation, including a majority of Directors who are not parties to this Agreement or interested persons, as defined in
Section 2(a)(19) of the Act, of any such party at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, by the holders of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Act) of the Fund.

    8.The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive and the sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

                                       Exhibit A

                        FEDERATED WORLD INVESTMENT SERIES, INC.
                             Federated Global Equity Fund

                                 Sub-Advisory Contract

      For all services rendered by Sub-Adviser hereunder, Sub-Adviser shall receive from the Adviser an allocable portion of each Fund's investment advisory fee. Such allocation shall be based on the amount of U.S. securities which Sub-Adviser is managing for each Fund. The Sub-Advisory Fee shall be accrued daily, and paid daily as set forth in the Primary Advisory Contract dated March 1, 1994.

      This Exhibit duly incorporates by reference the Sub-Advisory Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized officers this 1st day of January, 2001.

                                    FEDERATED GLOBAL INVESTMENT MANAGEMENT CORP.




                                    By:  /S/ J. CHRISTOPHER DONAHUE
                                       --------------------------------
                                    Name:  J. Christopher Donahue
                                    Title:  President



                                    FEDERATED INVESTMENT MANAGEMENT COMPANY

                                    By:  /S/ G. ANDREW BONNEWELL
                                       --------------------------------
                                    Name:  G. Andrew Bonnewell
                                    Title:  Vice President

                           LIMITED POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, dated as of January 1, 2001, that Federated World Investment Series, Inc., a corporation duly organized under the laws of the state of Maryland (the "Corporation"), does hereby nominate, constitute and appoint Federated Investment Management Company, a business trust duly organized under the laws of the Delaware (the "Sub-Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Corporation, acting on behalf of each of the series portfolios for which the Sub-Adviser acts as investment adviser shown on Schedule 1 attached hereto and incorporated by reference herein (each such series portfolio being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Sub-Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Corporation in accordance with Sub-Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Adviser as investment adviser of each Fund under that certain investment advisory contract dated March 1, 1994 by and between the Sub-Adviser and the Corporation (such investment advisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Sub-Advisory Contract").

            The Sub-Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Corporation hereby ratifies and confirms as good and effectual, at law or in equity, all that the Sub-Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Sub-Adviser to act or assume responsibility for any matters referred to above or other matters even though the Sub-Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Sub-Adviser under the terms of the Investment Advisory Contract or (iii) exonerate, relieve or release the Sub-Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Sub-Adviser (x) under the terms of the Investment Advisory Contract or (y) at law, or in equity, for the performance of its duties as the investment Sub-Adviser of any of the Funds.

            The Corporation hereby agrees to indemnify and save harmless the Sub-Adviser and its trustees, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Sub-Adviser herein to act on behalf of the Corporation, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Sub-Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Sub-Adviser herein to act on behalf of the Corporation, or the taking of any action under or in connection with any of the foregoing. The obligations of the Corporation under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by the Sub-Adviser on behalf of the Corporation during the term of this Limited Power of Attorney. No Fund shall have any joint or several obligation with any other Fund to reimburse or indemnify an Indemnified Party for any action, event, matter or occurrence performed or omitted by or on behalf of the Sub-Adviser in its capacity as agent or attorney-in-fact of Corporation acting on behalf of any other Fund hereunder.

            Any person, partnership, corporation or other legal entity dealing with the Sub-Adviser in its capacity as attorney-in-fact hereunder for the Corporation is hereby expressly put on notice that the Sub-Adviser is acting solely in the capacity as an agent of the Corporation and that any such person, partnership, corporation or other legal entity must look solely to the Corporation in question for enforcement of any claim against the Corporation, as the Sub-Adviser assumes no personal liability whatsoever for obligations of the Corporation entered into by the Sub-Adviser in its capacity as attorney-in-fact for the Corporation.

            Each person, partnership, corporation or other legal entity which deals with a Fund of the Corporation through the Sub-Adviser in its capacity as agent and attorney-in-fact of the Corporation, is hereby expressly put on notice
(i) that all persons or entities dealing with the Corporation must look solely to the assets of the Fund of the Corporation on whose behalf the Sub-Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Corporation, as the Directors, officers and/or agents of such Corporation, the shareholders of the various classes of shares of the Corporation and the other Funds of the Corporation assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Corporation, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund of the Corporation.

            The execution of this Limited Power of Attorney by the Corporation acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of the Sub-Adviser pursuant to the power or authority granted to the Sub-Adviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund of the Corporation on whose behalf the Sub-Adviser was acting pursuant to the authority granted hereunder.

            The Corporation hereby agrees that no person, partnership, corporation or other legal entity dealing with the Sub-Adviser shall be bound to inquire into the Sub-Adviser's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Corporation that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Investment Advisory Contract between the Corporation and the Sub-Adviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Corporation at any time provided that no such revocation or termination shall be effective until the Sub-Adviser has received actual notice of such revocation or termination in writing from the Corporation.

            This Limited Power of Attorney constitutes the entire agreement between the Corporation and the Sub-Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Sub-Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Corporation.

            This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon the Sub-Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Sub-Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

            This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Corporation when the Corporation shall have executed at least one counterpart and the Sub-Adviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Corporation and the Sub-Adviser will execute sufficient counterparts so that the Sub-Adviser shall have a counterpart executed by it and the Corporation, and the Corporation shall have a counterpart executed by the Corporation and the Sub-Adviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

            IN WITNESS WHEREOF, the Corporation has caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

                                       FEDERATED WORLD INVESTMENT SERIES, INC.


                                       By:  /S/ J. CHRISTOPHER DONAHUE
                                          ------------------------------------
                                       Name:  J. Christopher Donahue
                                       Title:  Executive Vice President






Accepted and agreed to this
JANUARY 1, 2001

FEDERATED INVESTMENT MANAGEMENT COMPANY

By:  /S/ G. ANDREW BONNEWELL
   ------------------------------
Name:  G. Andrew Bonnewell
Title:  Vice President

                                      Schedule 1
                             to Limited Power of Attorney
                              dated as of January 1, 2001
                      by Federated World Investment Series, Inc.
                            (the Corporation "), acting on
                        behalf of each of the series portfolios
                             listed below, and appointing
                        Federated Investment Management Company
                              the attorney-in-fact of the
                                      Corporation

                               LIST OF SERIES PORTFOLIOS

                             Federated Global Equity Fund